Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Atlantic Alliance Partnership Corp. (the “Company”) on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “Report”), I, Jonathan Mitchell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the report.

Date: April 17, 2018	By:	/s/ Jonathan Mitchell
Jonathan Mitchell
Chief Financial Officer and Director (Principal Financial and Principal Accounting Officer)